Exhibit 99.1

MoneyLion Announces Third Quarter 2024 Results

Record Revenue of $135 Million, Up 23% Year-over-Year

Net Income before Income Taxes of $0.5 Million, Net Loss of $2.8 Million

Adjusted EBITDA of $24 Million, Representing 18.0% Adjusted EBITDA Margin

Management Raises FY 2024 Revenue and Adjusted EBITDA Guidance

NEW YORK, NY, November 7, 2024 – MoneyLion Inc. (“MoneyLion”) (NYSE: ML), a digital ecosystem for consumer finance that empowers everyone to make their best financial decisions, today announced financial results for the third quarter ended September 30, 2024. MoneyLion will host a conference call and webcast at 8:30 a.m. ET today. An earnings presentation and link to the webcast are available at investors.moneylion.com.

“Our record third-quarter results reflect MoneyLion’s ongoing ability to grow rapidly and take market share through our differentiated solutions for consumers and enterprises alike,” said Dee Choubey, MoneyLion’s Co-Founder and Chief Executive Officer.

Choubey continued, “Our land and expand strategy is working, we’re scaling our customer base while maintaining profitability and reinvesting in technology and revenue growth acceleration. The launch of new products and partnerships, such as our new MoneyLion Checkout offering and our new or expanded partnerships with Nova Credit, TransUnion and Plaid, underscore that MoneyLion is in the early innings of a new horizon in its evolution as a leading digital ecosystem for consumer finance. Moreover, these developments align with our growth pillars and position MoneyLion for accelerating revenue growth.”

“MoneyLion generated record revenue of $135 million and Adjusted EBITDA of $24 million in the third quarter. These results met or exceeded our guidance across all metrics. Building on this momentum, we are happy to announce we are raising our full-year 2024 guidance, which implies revenue growth acceleration exiting the year. For full-year 2024, we now expect revenue of $536 million to $541 million and Adjusted EBITDA of $88 to $93 million. Accordingly, for the fourth quarter of 2024, we expect revenue of $149 to $154 million and Adjusted EBITDA of $22 to $27 million. This reflects revenue growth of 34% year-over-year at the midpoint, a significant acceleration from 23% growth in Q3 2024,” said Rick Correia, MoneyLion’s Chief Financial Officer.

Financial Results(1)

	Three Months September 30,
	2024	2023	% Change
(in thousands)	(unaudited)
Financial Metrics
Total revenue, net	$135,466	$110,258	23%
Net income (loss) before income taxes	$517	$(3,710)	—
Net loss	(2,792)	(4,110)	—
Adjusted EBITDA	24,402	13,352	83%
Adjusted EBITDA margin	18.0%	12.1%	49%

(in millions)
Key Operating Metrics
Total Customers	18.7	12.1	54%
Total Products	30.7	20.3	51%
Total Originations	$776	$564	38%

Total revenue, net increased 23% to $135.5 million for the third quarter of 2024 compared to the third quarter of 2023.

MoneyLion recorded a net income before income taxes of $0.5 million for the third quarter of 2024 versus a net loss before income taxes of $3.7 million for the third quarter of 2023. MoneyLion recorded a net loss of $2.8 million for the third quarter of 2024 versus a net loss of $4.1 million for the third quarter of 2023. Adjusted EBITDA was $24.4 million for the third quarter of 2024 versus $13.4 million in the third quarter of 2023, when adjusted for the following non-operating costs:

	Three Months Ended September 30,
	2024	2023
(in thousands)	(unaudited)
Net loss	$(2,792)	$(4,110)
Add back:
Interest related to corporate debt	2,469	3,191
Income tax expense	3,309	400
Depreciation and amortization expense	6,509	6,106
Changes in fair value of warrant liability	(405)	81
Stock-based compensation expense	7,282	5,702
Other expenses	8,030	1,982
Adjusted EBITDA	$24,402	$13,352

Customer, Product and Origination Growth

Total Customers grew 54% year-over-year to 18.7 million in the third quarter of 2024. Total Products grew 51% year-over-year to 30.7 million in the third quarter of 2024. Total Originations grew 38% year-over-year to $776 million for the third quarter of 2024.

Financial Guidance:

For the full year of 2024, MoneyLion expects:

●	Total revenue, net of $536 to $541 million (revised upwards from previous guidance of $525 to $535 million), reflecting 27% - 28% growth vs. FY 2023 (from 24% - 26%)

●	Adjusted EBITDA of $88 to $93 million (revised upwards from $80 to $87 million), reflecting 16.3% - 17.4% Adjusted EBITDA margin (from 15.0% - 16.6%)

This implies that for the fourth quarter of 2024, MoneyLion expects:

●	Total revenue, net of $149 to $154 million, reflecting 32% - 36% growth vs. Q4 2023

●	Adjusted EBITDA of $22 to $27 million, reflecting 14.1% - 17.9% Adjusted EBITDA margin

(1) Adjusted EBITDA is a non-GAAP measure. Refer to the definition of Adjusted EBITDA in the discussion of non-GAAP financial measures and the accompanying reconciliation below.

Conference Call

MoneyLion will hold a conference call today at 8:30 a.m. ET to discuss its third quarter 2024 results. A live webcast will be available on MoneyLion’s Investor Relations website at investors.moneylion.com. Please dial into the conference 5-10 minutes prior to the start time and ask for the MoneyLion third quarter 2024 earnings call.

Toll-free dial-in number: 1-800-715-9871

International dial-in number: 1-646-307-1963

Conference ID: 6861045

Following the call, a replay and transcript will be available on the same website.

About MoneyLion

MoneyLion is a leader in financial technology powering the next generation of personalized products, content, and marketplace technology, with a top consumer finance super app, a premier embedded finance platform for enterprise businesses and a world-class media arm. MoneyLion’s mission is to give everyone the power to make their best financial decisions. We pride ourselves on serving the many, not the few; providing confidence through guidance, choice, and personalization; and shortening the distance to an informed action. In our go-to money app for consumers, we deliver curated content on finance and related topics, through a tailored feed that engages people to learn and share. People take control of their finances with our innovative financial products and marketplace - including our full-fledged suite of features to save, borrow, spend, and invest - seamlessly bringing together the best offers and content from MoneyLion and our 1,200+ Enterprise Partner network, together in one experience.

MoneyLion’s enterprise technology provides the definitive search engine and marketplace for financial products, enabling any company to add embedded finance to their business, with advanced AI-backed data and tools through our platform and API. Established in 2013, MoneyLion connects millions of people with the financial products and content they need, when and where they need it.

For more information about MoneyLion, please visit www.moneylion.com. For information about Engine by MoneyLion for enterprise businesses, please visit www.engine.tech. For investor information and updates, visit investors.moneylion.com and follow @MoneyLionIR on X.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding, among other things, MoneyLion’s financial position, results of operations, cash flows, prospects and growth strategies. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MoneyLion’s management, are subject to a number of risks and uncertainties and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of MoneyLion.

Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, among other things: factors relating to the business, operations and financial performance of MoneyLion, including market conditions and global and economic factors beyond MoneyLion’s control; MoneyLion’s ability to acquire, engage and retain customers and clients and sell or develop additional functionality, products and services to them on the MoneyLion platform; MoneyLion’s reliance on third-party partners, service providers and vendors, including its ability to comply with applicable requirements of such third parties; demand for and consumer confidence in MoneyLion’s products and services, including as a result of any adverse publicity concerning MoneyLion; any inaccurate or fraudulent information provided to MoneyLion by customers or other third parties; MoneyLion’s ability to realize strategic objectives and avoid difficulties and risks of any acquisitions, strategic investments, entries into new businesses, joint ventures, divestitures and other transactions; MoneyLion’s success in attracting, retaining and motivating its senior management and other key personnel; MoneyLion’s ability to renew or replace its existing funding arrangements and raise financing in the future, to comply with restrictive covenants related to its long-term indebtedness and to manage the effects of changes in the cost of capital; MoneyLion’s ability to achieve or maintain profitability in the future; intense and increasing competition in the industries in which MoneyLion and its subsidiaries operate; risks related to the proper functioning of MoneyLion’s information technology systems and data storage, including as a result of cyberattacks, data security breaches or other similar incidents or disruptions suffered by MoneyLion or third parties upon which it relies; MoneyLion’s ability to protect its intellectual property and other proprietary rights and its ability to obtain or maintain intellectual property, proprietary rights and technology licensed from third parties; MoneyLion’s ability to comply with extensive and evolving laws and regulations applicable to its business and the outcome of any legal or governmental proceedings that may be instituted against MoneyLion; MoneyLion’s ability to establish and maintain an effective system of internal controls over financial reporting; MoneyLion’s ability to maintain the listing of MoneyLion’s Class A common stock and its publicly traded warrants to purchase MoneyLion Class A common stock on the New York Stock Exchange and any volatility in the market price of MoneyLion’s securities; and factors discussed in MoneyLion’s filings with the Securities and Exchange Commission. There may be additional risks that MoneyLion presently knows or that MoneyLion currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

In addition, forward-looking statements reflect MoneyLion’s expectations, plans or forecasts of future events and views as of the date of this press release. MoneyLion anticipates that subsequent events and developments will cause its assessments to change. However, while MoneyLion may elect to update these forward-looking statements at some point in the future, MoneyLion specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing MoneyLion’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Adjusted EBITDA has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). MoneyLion management historically used and uses Adjusted EBITDA for various purposes, including as measures of performance and as a basis for strategic planning and forecasting. MoneyLion believes presenting Adjusted EBITDA provides relevant and useful information to management and investors regarding certain financial and business trends relating to MoneyLion’s results of operations. MoneyLion’s method of calculating Adjusted EBITDA may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and MoneyLion does not recommend the sole use of Adjusted EBITDA to assess its financial performance. MoneyLion management does not consider Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in MoneyLion’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining non-GAAP financial measures. In order to compensate for these limitations, management presents Adjusted EBITDA in connection with MoneyLion’s GAAP results. You should review MoneyLion’s financial statements, which are included in MoneyLion’s filings with the U.S. Securities and Exchange Commission, and not rely on any single financial measure to evaluate MoneyLion’s business.

A reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP measure, is set forth below. To the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, which could be material based on historical adjustments. Accordingly, a reconciliation is not available without unreasonable effort.

Definitions:

Adjusted EBITDA: A non-GAAP measure, defined as net (loss) income plus interest expense related to corporate debt, income tax expense (benefit), depreciation and amortization expense, change in fair value of warrant liability, change in fair value of contingent consideration from mergers and acquisitions, goodwill impairment loss, stock-based compensation and certain other expenses that management does not consider in measuring performance.

Total Customers: Defined as the cumulative number of customers that have opened at least one account, including banking, membership subscription, secured personal loan, Instacash advance, managed investment account, cryptocurrency account and customers that are monetized through our marketplace and affiliate products. Total Customers also include customers that have submitted for, received or clicked on at least one marketplace credit offer.

Total Products: Defined as the total number of products that our Total Customers have opened, including banking, membership subscription, secured personal loan, Instacash advance, managed investment account, cryptocurrency account and monetized marketplace and affiliate products, as well as customers who signed up for our financial tracking services (with either credit tracking enabled or external linked accounts), whether or not the customer is still registered for the product. Total Products also include marketplace credit offers that our Total Customers have submitted for, received or clicked on through our marketplace. If a customer has funded multiple secured personal loans or Instacash advances or opened multiple products through our marketplace, it is only counted once for each product type.

Total Originations: Defined as the dollar volume of the secured personal loans originated and Instacash advances funded within the stated period. All originations were originated directly by MoneyLion.

Enterprise Partners: Composed of Product Partners and Channel Partners. Product Partners are the providers of the financial and non-financial products and services that we offer in our marketplaces, including financial institutions, financial service providers and other affiliate partners. Channel Partners are organizations that allow us to reach a wide base of consumers, including but not limited to news sites, content publishers, product comparison sites and financial institutions.

MONEYLION INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollar amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Service and subscription revenue	$132,098	$107,000	$378,061	$300,978
Net interest income on loan receivables	3,368	3,258	9,257	9,490
Total revenue, net	135,466	110,258	387,318	310,468
Operating expenses
Provision for credit losses on consumer receivables	26,833	25,121	80,494	67,194
Loss on sale of consumer receivables	3,510	—	3,510	—
Compensation and benefits	25,820	23,511	75,458	70,491
Marketing	10,591	7,029	31,987	19,970
Direct costs	38,349	32,813	104,187	94,845
Professional services	10,820	4,968	27,593	14,485
Technology-related costs	7,323	5,891	20,421	17,540
Other operating expenses	8,217	9,824	22,875	30,038
Total operating expenses	131,463	109,157	366,525	314,563
Net income (loss) before other (expense) income and income taxes	4,003	1,101	20,793	(4,095)
Interest expense	(6,504)	(7,088)	(20,035)	(21,929)
Change in fair value of warrant liability	405	(81)	405	(68)
Change in fair value of contingent consideration from mergers and acquisitions	—	—	—	6,613
Goodwill impairment loss	—	—	—	(26,721)
Other income	2,613	2,358	7,353	5,264
Net income (loss) before income taxes	517	(3,710)	8,516	(40,936)
Income tax expense	3,309	400	1,096	114
Net (loss) income	(2,792)	(4,110)	7,420	(41,050)
Reversal of previously accrued dividends on preferred stock	—	—	—	690
Net (loss) income attributable to common shareholders	$(2,792)	$(4,110)	$7,420	$(40,360)
Net (loss) income per share, basic	$(0.25)	$(0.40)	$0.69	$(4.30)
Net (loss) income per share, diluted	$(0.25)	$(0.40)	$0.62	$(4.30)
Weighted average shares used in computing net (loss) income per share, basic	11,089,933	10,221,956	10,827,363	9,375,221
Weighted average shares used in computing net (loss) income per share, diluted	11,089,933	10,221,956	11,974,447	9,375,221

MONEYLION INC.

CONSOLIDATED BALANCE SHEETS

(dollar amounts in thousands, except per share amounts)

(Unaudited)

	September 30,	December 31,
	2024	2023
Assets
Cash	$111,944	$92,195
Restricted cash, including amounts held by variable interest entities (VIEs) of $1,217 and $128	4,415	2,284
Consumer receivables	218,642	208,167
Allowance for credit losses on consumer receivables	(33,511)	(35,329)
Consumer receivables, net, including amounts held by VIEs of $160,037 and $131,283	185,131	172,838
Consumer receivables held for sale	4,401	—
Enterprise receivables, net	24,279	15,978
Property and equipment, net	1,906	1,864
Intangible assets, net	165,380	176,541
Other assets	33,260	53,559
Total assets	$530,716	$515,259
Liabilities and Stockholders’ Equity
Liabilities:
Secured loans, net	$64,497	$64,334
Accounts payable and accrued liabilities	53,529	52,396
Warrant liability	405	810
Other debt, net, including amounts held by VIEs of $106,588 and $125,419	106,588	125,419
Other liabilities	23,225	15,077
Total liabilities	248,244	258,036
Commitments and contingencies
Stockholders’ equity:
Class A Common Stock, $0.0001 par value; 66,666,666 shares authorized as of September 30, 2024 and December 31, 2023, 11,162,735 and 11,105,735 issued and outstanding, respectively, as of September 30, 2024 and 10,444,627 and 10,412,294 issued and outstanding, respectively, as of December 31, 2023	1	1
Additional paid-in capital	988,446	969,641
Accumulated deficit	(695,299)	(702,719)
Treasury stock at cost, 56,738 and 32,333 shares as of September 30, 2024 and December 31, 2023, respectively	(10,676)	(9,700)
Total stockholders’ equity	282,472	257,223
Total liabilities and stockholders’ equity	$530,716	$515,259

MONEYLION INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollar amounts in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net (loss) income	$(2,792)	$(4,110)	$7,420	$(41,050)
Adjustments to reconcile net (loss) income to net cash from operating activities:
Provision for losses on receivables	26,833	25,121	80,494	67,194
Loss on sale of consumer receivables	3,271	—	3,271	—
Depreciation and amortization expense	6,509	6,106	19,052	18,403
Change in deferred fees and costs, net	314	380	992	1,778
Change in fair value of warrants	(405)	81	(405)	68
Change in fair value of contingent consideration from mergers and acquisitions	—	—	—	(6,613)
Loss (gain) on foreign currency translation	497	—	444	(178)
Goodwill impairment loss	—	—	—	26,721
Stock compensation expense	7,282	5,702	21,310	16,657
Deferred income taxes	(131)	(17)	340	(510)
Changes in assets and liabilities:
Accrued interest receivable	(112)	(166)	(188)	(404)
Enterprise receivables, net	(1,234)	2,144	(8,301)	(278)
Other assets	15,985	(733)	17,738	3,627
Accounts payable and accrued liabilities	4,048	2,771	689	(5,878)
Other liabilities	277	(1,207)	(1,077)	(5,422)
Net cash provided by operating activities	60,342	36,072	141,779	74,115
Cash flows from investing activities:
Net originations and collections of finance receivables	(11,745)	(26,448)	(81,143)	(79,280)
Originations of finance receivables held for sale	(46,681)	—	(46,681)	-
Proceeds from the sale of consumer receivables	39,009	—	39,009	-
Purchase of property and equipment and software development	(3,388)	(1,527)	(7,789)	(4,202)
Settlement of contingent consideration related to mergers and acquisitions	—	—	—	(1,116)
Net cash used in investing activities	(22,805)	(27,975)	(96,604)	(84,598)
Cash flows from financing activities:
Net repayments to special purpose vehicle credit facilities	(23,600)	—	(19,600)	(24,000)
Repayments to secured/senior lenders	—	(10,000)	—	(15,000)
Repurchases of Class A Common Stock	(976)	—	(976)	—
Payment of deferred financing costs	(70)	—	(70)	(132)
Payments related to the automatic conversion of redeemable convertible preferred stock (Series A) in lieu of fractional shares of common stock and dividends on preferred stock	—	—	—	(3,007)
Proceeds (payments) related to issuance of common stock related to exercise of stock options and warrants, net of tax withholdings related to vesting of stock-based compensation	358	723	(2,649)	(59)
Other	—	22	—	(12)
Net cash used in financing activities	(24,288)	(9,255)	(23,295)	(42,210)
Net change in cash and restricted cash	13,249	(1,158)	21,880	(52,693)
Cash and restricted cash, beginning of period	103,110	102,174	94,479	153,709
Cash and restricted cash, end of period	$116,359	$101,016	$116,359	$101,016

MONEYLION INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(dollar amounts in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income	$(2,792)	$(4,110)	$7,420	$(41,050)
Add back:
Interest related to corporate debt	2,469	3,191	7,840	10,226
Income tax expense	3,309	400	1,096	114
Depreciation and amortization expense	6,509	6,106	19,052	18,403
Changes in fair value of warrant liability	(405)	81	(405)	68
Change in fair value of contingent consideration from mergers and acquisitions	-	-	-	(6,613)
Goodwill impairment loss	-	-	-	26,721
Stock-based compensation expense	7,282	5,702	21,310	16,657
Other expenses	8,030	1,982	10,092	5,355
Adjusted EBITDA	$24,402	$13,352	$66,405	$29,881

Contacts

MoneyLion Investor Relations

ir@moneylion.com

MoneyLion Communications

pr@moneylion.com